As filed with the Securities and Exchange Commission on March 18, 2008.
Registration No.  333-145664

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM SB-2
Post-Effective Amendment No. 1

 REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

XEDAR CORPORATION
 (Name of small business issuer in its charter)

Colorado	7370	84-0684753
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(303) 377-0033
(Address and telephone number of principal executive offices)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(Address of principal place of business or intended principal place of business)

Steven M. Bragg
8310 South Valley Highway, Suite 220
Englewood, CO 80112
(303) 377-0033
(Name, address and telephone number of agent for service)

Copies to:
Thomas S. Smith, Esq.
Sean C. Stewart, Esq.
Castle Meinhold & Stawiarski LLC
999 Eighteenth Street, Suite 2201
Denver, Colorado 80202
 (303) 865-1607
(303) 865-1707 (Fax)

Pursuant to its Item 512(a)(3) undertakings, Xedar Corporation is filing this Post-Effective Amendment No. 1, to its Registration Statement on Form SB-2 ("Registration Statement"), to deregister and remove from registration a total of 12,431,341 shares of  Xedar Corporation’s common stock that were not sold pursuant to the Registration Statement.   Xedar Corporation is terminating its offering pursuant to the Registration Statement because of certain changes in Rule 144 that were effective February 15, 2008.  All of the Selling Stockholders listed in the Registration Statement, except those that  had previously sold  pursuant to the Registration Statement, may now sell their Xedar Corporation shares pursuant  to Rule 144(b)(1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado on March  17, 2008.

Xedar Corporation

By:	/s/ Hugh H. Williamson, III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hugh H. Williamson, III Hugh H. Williamson, III	President, Chief Executive Officer and Director (Chairman)	March 17, 2008
/s/ Steven M. Bragg Steven M. Bragg	Chief Financial Officer, Treasurer, Secretary and Principal Accounting Officer	March 17, 2008
Samuel J. Camarata, Jr.	Director	March 17, 2008
/s/ Jack H. Jacobs * Jack H. Jacobs	Director	March 17, 2008
/s/ Trusten A. McArtor * Trusten A. McArtor	Director	March 17, 2008
/s/ John P. Moreno * John P. Moreno	Director	March 17 2008
/s/ Craig A. Parker * Craig A. Parker	Director	March 17, 2008
/s/ Roger J. Steinbecker * Roger J. Steinbecker	Director	March 17, 2008

* By Hugh H. Williamson, III, as attorney-in-fact